                                                                   EXHIBIT 10.43

                       LIMITED WAIVER AND SECOND AMENDMENT
                             TO TERM LOAN AGREEMENT

     THIS LIMITED WAIVER AND SECOND AMENDMENT TO TERM LOAN AGREEMENT (this "Second Amendment"), is made as of August 1, 2005, by and among NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP ("Borrower"), NORTHLAND COMMUNICATIONS CORPORATION ("Guarantor" and, together with Borrower, the "Credit Parties") and CIT LENDING SERVICES CORPORATION, as Agent and Lender.

     WHEREAS, Borrower, Guarantor, the Agent and Lender are party to that certain Term Loan Agreement, dated as of November 6, 2003, as amended by that certain Limited Waiver and First Amendment to Term Loan Agreement, dated as of March 28, 2005 (the "First Amendment")(as the same may be amended, the "Loan Agreement"), whereby Lenders originally extended to Borrower a term loan of Twenty-one Million Five Hundred Thousand and 00/100ths Dollars ($21,500,000) pursuant to the Loan Agreement and the Loan Documents (as defined in the Loan Agreement);

     WHEREAS, certain Required Asset Sale Events contemplated by the First Amendment were not consummated on or before June 30, 2005 resulting in the Additional June 2005 Margin Amount becoming applicable to the Loan;

     WHEREAS, Borrower anticipates the Required Asset Sale Events will be consummated on or about August 1, 2005 generating net proceeds of $6,487,011 (the "Brenham Sale Proceeds") which pursuant to the First Amendment are required to be used to repay the Term Loan;

     WHEREAS, Borrower has requested that, notwithstanding the terms and conditions of the First Amendment that Agent and Lender permit Borrower to retain $300,000 of the Brenham Sale Proceeds (the "Retained Amounts") to be used by Borrowers for certain Capital Expenditures relating to the Systems;

     WHEREAS, Borrower has additionally requested that Agent and Lender amend certain provisions of the Loan Agreement relating to amortization of the Term Loan and certain Financial Covenants;

     WHEREAS, Agent and Lender are willing to (i) waive applicability of the Additional June 2005 Margin Amount; (ii) permit Borrower to retain the Retained Amounts; and (iii) amend certain provision of the Loan Agreement, all on the terms and subject to the conditions set forth herein.

CIT - Northland VII
limited Waiver and Second Amendment

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement, as amended hereby.

2. LIMITED WAIVER. Subject to the terms and conditions of this Second Amendment, the Agent and Lender hereby waive any requirement that Borrower pay the Additional June 2005 Margin Amount.

3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

     (a) Section 1.1(a)(ii) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof replaced by the following:

          (ii) Borrower shall, without setoff, deduction or counterclaim, repay the principal amount of the Term Loan in twenty-one (21) consecutive quarterly installments on the last day of March, June, September and December of each Fiscal Year, commencing March 31, 2004, followed by a final installment on the Maturity Date, when all remaining outstanding principal and accrued interest thereon shall be due and payable in full without setoff, deduction or counterclaim. Quarterly payments of principal in respect of the Term Loan shall be in the amounts set forth below:

                                           AMOUNT OF QUARTERLY
QUARTERLY DUE DATES                         PRINCIPAL PAYMENT
-------------------                        -------------------
March 31, 2004 through December 31, 2004         $806,250
March 31, 2005 and June 30, 2005                 $      0
September 30, 2005 and December 31, 2005         $ 55,646
March 31, 2006 through December 31, 2006         $243,674
March 31, 2007 through December 31, 2007         $301,045
March 31, 2008 through December 31, 2008         $358,360
Maturity Date                               The then remaining
                                             outstanding and
                                             unpaid principal
                                              balance of the
                                                Term Loan.

     (b) Section 6.10(c) of the Loan Agreement is hereby deleted in its entirety and in lieu thereof replaced by the following:

          (c) Maximum Total Leverage Ratio. Borrower shall have, at the end of each Fiscal Quarter set forth below, a Total Leverage Ratio as of the last day of such Fiscal Quarter of not more than the following;


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

               4.75 to 1.00   for the Fiscal Quarters ending September 30, 2003,
                              December 31, 2003 and March 31, 2004;

               4.50 to 1.00   for the Fiscal Quarters ending June 30, 2004,
                              September 30, 2004, and December 31, 2004;

               4.75 to 1.00   for the Fiscal Quarters ending March 31, 2005 and
                              June 30, 2005;

               2.25 to 1.00   for the Fiscal Quarter ending September 30, 2005
                              and for each Fiscal Quarter ending thereafter.

4. ACKNOWLEDGMENT. The agreement of the Agent and Lender to make the amendments and grant the limited waiver contained herein does not and shall not create (nor shall any Credit Party rely upon the existence of or claim or assert that there exists) any obligation of the Agent or Lender to consider or agree to any further amendments or waivers. In the event Agent or Lender subsequently agree to consider any further amendments or waivers, neither the amendment or waivers contained herein nor any other conduct of Agent or Lender shall be of any force or effect on the Agent's or Lender's consideration or decision with respect to any such requested amendment or waiver.

5. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS. To induce the Agent and Lender to enter into this Second Amendment, each Credit Party does hereby:

     (a) represent and warrant that (i) as of the date hereof, all of the representations and warranties made or deemed to be made under the Loan Documents are true and correct, except for such representations and warranties which, by their express terms, are applicable only to the Closing Date; (ii) as of the date hereof, after giving effect to the terms hereof, there exists no Default or Event of Default under the Loan Agreement or any of the other Loan Documents; (iii) such Credit Party has the power and is duly authorized to enter into, deliver and perform this Second Amendment; (iv) this Second Amendment is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms; and (iv) that all Retained Amounts will be used for Borrower solely for purposes of funding certain Capital Expenditures relating to the Systems owned by Borrower as of the date of this Second Amendment and otherwise in accordance with the Loan Agreement; and

     (b) reaffirm each of the agreements, covenants, and undertakings set forth in the Loan Agreement and each and every other Loan Document executed in connection therewith or pursuant thereto as if such Credit Party were making said agreements, covenants and undertakings on the date hereof; and

     (c) acknowledge and agree that no right of offset, defense, counterclaim, claim, causes of action or objection in favor of such Credit Party against the Agent or Lender exists arising out of or with respect to (i) this Second Amendment, the Loan Agreement or any of the other Loan

Documents or (ii) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing.

6. RELEASE; INDEMNITEES.

     (a) In further consideration of the execution of this Second Amendment by the Agent and Lender, each Credit Party, individually and on behalf of its successors (including, without limitation, any trustees acting on behalf of such Credit Party and any debtor-in-possession with respect to such Credit Party), assigns, subsidiaries and Affiliates, hereby forever releases the Agent, Lender and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims") that such Credit Party may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take in connection with the Loan Agreement or the other Loan Documents prior to the date this Second Amendment, including, without limitation, with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not each Credit Party shall satisfy all other provisions of this Second Amendment, the Loan Agreement or the other Loan Documents, including payment in full of all Obligations.

     (b) Each Credit Party hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Section 6(a) shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Credit Party or any parent, subsidiary or Affiliate of any Credit Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Second Amendment and the other Loan Documents. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Second Amendment, the Loan Agreement and the other Loan Documents.

7. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Second Amendment is subject to the following conditions precedent:

     (a) Borrower shall have delivered to Agent six (6) executed counterpart originals of this Second Amendment;


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

     (b) All of the representations and warranties made or deemed to be made in this Second Amendment and under the Loan Documents shall be true and correct as of the date of this Second Amendment;

     (c) the Brenham Asset Sale shall be consummated on or before August 5, 2005 and the net proceeds thereof (less the Retained Amounts) shall be paid to the Agent for application to the Term Loan in accordance with the Loan Agreement; and

     (d) Borrower shall have paid on or before the date hereof to counsel for Agent any and all outstanding fees and other charges owing to such counsel incurred in connection with the transactions evidenced by the Loan Agreement and other Loan Documents, including without limitation, any such fees incurred in connection with this Second Amendment.

8. EFFECT; RELATIONSHIP OF PARTIES. Except as expressly amended hereby, the Loan Agreement and each other Loan Document shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of each Credit Party to the Agent and Lender. The relationship of the Agent and Lender, on the one hand, and each Credit Party, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Second Amendment, any instrument, document or agreement delivered in connection herewith or in the Loan Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

9. MISCELLANEOUS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Second Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey. This Second Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof. Time is of the essence of this Second Amendment and of the Loan Agreement.


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

     IN WITNESS WHEREOF, the Credit Parties, the Agent and Lenders have caused this Second Amendment to be duly executed as of the 1st day of August, 2005.

                                       BORROWER:

                                       NORTHLAND CABLE PROPERTIES
                                       SEVEN LIMITED PARTNERSHIP

                                       By: Northland Communications Corporation,
                                       its Managing General Partner


                                       By: /s/ GARY S. JONES
                                           -------------------------------------
                                       Name: Gary S. Jones
                                       Title: President


                                       GUARANTOR:

                                       NORTHLAND COMMUNICATIONS CORPORATION


                                       By: /s/ GARY S. JONES
                                           -------------------------------------
                                       Name: Gary S. Jones
                                       Title: President


                                       AGENT AND LENDER:

                                       CIT LENDING SERVICES CORPORATION,
                                       as Agent and Lender


                                       By: /s/ JOSEPH JUNDA
                                           -------------------------------------
                                       Name: Joseph Junda
                                             -----------------------------------
                                       Title: Vice President
                                             -----------------------------------


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